http://schemas.microsoft.com/office/word/2003/wordml2450
SUB-ITEM 77Q1(a)



Appendix A, dated June 22, 2010, to the Master Amended and Restated By-Laws for MFS Series Trust IV, dated
January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 15 to the
Registration Statement of MFS Series Trust XII (File Nos. 333-126328 and 811-21780), as filed with the Securities and Exchange Commission via EDGAR on June 28, 2010, under Rule 485 u nder the Securities Act of 1933. Such document is incorporated herein by reference.